UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2200 West Airfield Drive, P.O. Box 619810 D/FW Airport, TX		75261
(Address of Principal Executive Offices)		(Zip Code)
(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Financing Agreements

Term Loan Agreement

On May 1, 2024, Thryv Holdings, Inc. (the “Company”) entered into a new Term Loan Credit Agreement (the “Term Loan Agreement”), by and among the Company, Thryv, Inc., a direct and wholly-owned subsidiary of the Company (the “Borrower”), the lenders party thereto from time to time, and Citizens Bank, N.A., as the administrative agent, the proceeds of which were used to refinance in full the Borrower’s previous term loan facility agented by Wells Fargo Bank, National Association and pay fees and expenses in connection therewith.

The Term Loan Agreement established a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount equal to $350.0 million. The Term Loan Facility matures on May 1, 2029 and borrowings under the Term Loan Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, SOFR or base rate, in each case, plus an applicable margin per annum equal to (i) 6.75% (for SOFR loans) and (ii) 5.75% (for base rate loans). The Term Loan Facility requires mandatory amortization payments, paid quarterly commencing June 30, 2024, equal to (i) $52.5 million per year for the first two years following the closing date of the Term Loan Agreement, and (ii) $35.0 million per year thereafter.

The Term Loan Facility may be optionally prepaid from time to time, but to the extent optional prepayments are made prior to May 1, 2026, such prepayments (subject to certain exceptions, including any optional prepayments made in connection with scheduled amortization payments) shall be subject to a prepayment premium equal to (i) in the case of any such prepayment made on or prior to May 1, 2025, 2% of the principal amount of term loans being prepaid, (ii) in the case of any such prepayment made on or prior to May 1, 2026, 1% of the principal amount of term loans being prepaid, and (iii) in the case of any such prepayment made after May 1, 2026, 0%. The Term Loan Facility also contains mandatory prepayment provisions that are customary for secured financings of this type from excess cash flow and with the proceeds of certain asset sales and debt issuances, each as more fully described in the Term Loan Agreement.

The Term Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for secured financings of this type and substantially consistent with the ABL Credit Agreement (as defined below). The Term Loan Agreement also contains financial covenants requiring that, as of the last day of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2024, (i) the Company’s Total Net Leverage Ratio (as defined in the Term Loan Agreement) shall not be less than 3.00:1.00, and (ii) the Company’s quarterly SaaS Revenue (as defined in the Term Loan Agreement) shall not be less than the quarterly thresholds specified therein, in each case as more fully described in the Term Loan Agreement.

The Term Loan Facility is guaranteed by the Company and substantially all of the Company’s wholly-owned U.S. and Australian subsidiaries, subject to customary exceptions specified in the Term Loan Agreement. The Term Loan Facility is secured by (i) first priority security interests in substantially all of the Company’s and the guarantors’ fixed assets and (ii) second priority security interests in substantially all of the Company’s and the guarantors’ current assets, in each case, subject to permitted liens and other customary exceptions.

ABL Credit Agreement

On May 1, 2024, the Company entered into a new Credit Agreement (the “ABL Credit Agreement”) among the Company, the Borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent, which refinanced in full the Borrower’s previous asset-based revolving loan agreement agented by Wells Fargo Bank, National Association. The ABL Credit Agreement established a $85.0 million asset-based revolving loan facility (the “ABL Facility”) which is governed by a borrowing base and the Company’s Trailing 90 Day Collections (as defined in the ABL Credit Agreement).

The ABL Facility matures on May 1, 2028 and borrowings under the ABL Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, SOFR or base rate, in each case, plus an applicable margin per annum, depending on the average excess availability under the ABL Facility, equal to (i) 2.50%-2.75% (for SOFR loans) and (ii) 1.50%-1.75% (for base rate loans). The fee for undrawn commitments under the ABL Facility is equal to 0.375% per annum. Borrowings under the ABL Facility may be optionally prepaid from time to time without penalty or premium.

The ABL Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for secured financings of this type and substantially consistent with the Term Loan Agreement. The ABL Credit Agreement also contains financial covenants requiring that (i) as of the last day of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2024, the Company’s Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) shall not be less than 1.00:1.00, and (ii) the Excess Availability (as defined in the ABL Credit Agreement) shall not be less than $8.5 million, in each case as more fully described in the ABL Credit Agreement.

The ABL Facility is guaranteed by the Company and substantially all of the Company’s wholly-owned U.S. and Australian subsidiaries, subject to customary exceptions specified in the ABL Credit Agreement. The ABL Facility is secured by (i) first priority security interests in substantially all of the Company’s and the guarantors’ current assets and (ii) second priority security interests in substantially all of the Company’s and the guarantors’ fixed assets, in each case, subject to permitted liens and other customary exceptions.

The foregoing descriptions of the Term Loan Agreement and the ABL Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the actual terms thereof, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2024, Thryv Holdings, Inc. (the “Company”) issued a press release announcing its earnings for the three months ended March 31, 2024. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company will hold a conference call on May 2, 2024. A copy of the investor presentation to be discussed at the conference call is being furnished as Exhibit 99.2, and is incorporated herein by reference and available on the Company’s website.

The information in Item 2.02 and Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Credit Agreement by and among Thryv Holdings, Inc., Thryv, Inc., the lenders party thereto from time to time and Citizens Bank, N.A., as the administrative agent, dated as of May 1, 2024
10.2
Credit Agreement among Thryv Holdings, Inc., Thryv, Inc., the other borrowers from time to time party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent, dated as of May 1, 2024

99.1	Press release, dated May 2, 2024, issued by Thryv Holdings, Inc.
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRYV HOLDINGS, INC.

Date: May 2, 2024	By:	/s/ Paul D. Rouse
Name: Paul D. Rouse
Title: Chief Financial Officer, Executive Vice President and Treasurer